EXHIBIT 99

                                     [LOGO]

July 25, 2003

Dear Shareholder:

Enterprise Bancorp, Inc. reported net income of $2.7 million for the second quarter of 2003 compared to $1.5 million for the same period in 2002. Year-to-date net income amounted to $3.2 million compared to $3.0 million for 2002. As reported in the first quarter of this year, the bank recorded a charge to earnings of $1.9 million to reserve for tax liabilities arising from legislative changes in Massachusetts tax laws, enacted in March, which were retroactive to 1999. Also, as previously reported, on June 23, 2003 Enterprise Bank, along with approximately sixty-five other Massachusetts banks, entered into a final settlement agreement with the Massachusetts Department of Revenue regarding the disputed tax assessments. Under the terms of the settlement, the one-time tax impact to the bank is approximately $1.1 million. Consequently, the current quarter includes a credit to earnings of approximately $825 thousand to adjust the reserve recorded in the first quarter. Excluding the $825 thousand credit recorded in June, net income for the second quarter of 2003 is $1.9 million, an increase of 23% over 2002. Excluding the net one-time charge of $1.1 million, net income for the six months ended June 30, 2003 is $4.3 million, an increase of 42% over 2002.

Total assets, investment assets under management, and mortgage loans serviced for others amounted to $1.1 billion at June 30, 2003, an increase of 9% over the prior year. Individually, the bank reported total assets of $751 million, loans of $445 million, deposits plus repurchase agreements amounting to $680 million, and investment assets under management totaling $353 million, at June 30, 2003, increases of 11%, 12%, 10%, and 7%, respectively, versus one year ago.

Growth, as described above, requires periodic modifications to our senior management structure. As reported in our December 30, 2002 quarterly, Executive Vice President John P. Clancy assumed new and expanded responsibilities as President of Enterprise Bancorp, Inc. Jack's previous responsibility as Chief Financial Officer was transferred to James A. Marcotte in May 2003. The former Chief Financial Officer of The DeWolfe Companies, Inc., the largest residential real estate brokerage and financial services firm in New England, Jim brings twenty-four years of banking and financial services expertise to Enterprise. A certified public accountant, Jim is a native of Tewksbury and a graduate of the University of Massachusetts at Amherst.

In spite of the lagging economy, loan growth remained strong. Our lenders aggressively seek solid lending opportunities for the bank. Steady growth was seen in both our commercial mortgage and construction mortgage portfolios. Enterprise's SBA lending portfolio saw continued increases, and we recently introduced a new "express loan" line of credit to our product offerings. In addition, our Mortgage Center reported a high volume of residential mortgage activity, as well as a brisk refinancing and home equity market due in part to the favorable rate environment.

Our newly-constructed branch office opened at 420 John Fitch Highway in Fitchburg on May 5, 2003. We are extremely pleased about the warm and enthusiastic welcome we received from the Fitchburg community. An aggressive customer-call effort and targeted newspaper and direct mail campaign, helped us officially launch our new branch office. Customer reaction to our branch has been extremely positive. Business has been steady and Branch Manager Cheryl Gaudreau and her staff report that the Fitchburg office has exceeded business projections for their first two months in operation. With its highly-visible location on Fitchburg's main business corridor, we anticipate that Fitchburg will be a very successful addition to our branch network. Our customers from the North Central region are now able to do business at two convenient locations - Fitchburg and Leominster.

Enterprise Bank directors and officers continue to play a lead role in the communities we serve. During the second quarter, five members of the Enterprise family were recognized for outstanding community involvement: Dr. Carole Cowan, director, was the first receipient of the "Legacy of Commitment" award presented by the United Way of Merimack Valley; Director John Clementi was recognized at commencement ceremonies at Fitchburg State College's 100th anniversary celebration where he was presented an honorary degree; Director Kathleen Bradley was one of three individuals receiving honorary degrees at commencement exercises at Middlesex Community College. This was the first time in the school's history that Middlesex has presented honorary degrees; With over 500 business and community leaders in attendance, Director Nancy Donahue, and her husband Richard, were presented with the prestigious "Tsongas Award" by the Merrimack Repertory Theatre at a black-tie gala held at the Lowell Memorial Auditorium on June 21. This award represented twenty-five years of dedication by the Donahues to the arts and to the MRT; and Senior Vice President Mary Ellen Fitzpatrick was also recognized for her community leadership and involvement when she received the "Celebration of Today's Woman" award presented by Girls Incorporated of Greater Lowell. Mary Ellen joins a group of ten women, including Directors Donahue and Cowan, who have been honored with this annual award during the past decade. The entire Enterprise Bank family takes pride in the accomplishments of our directors and employees and congraulate each on their special recognition.

We are grateful to the shareholders who joined us for Enterprise Bancorp's annual meeting on May 6. It was a pleasure to have had the opportunity to speak with you in person about the success of our bank, and the wisdom of your investment in Enterprise Bancorp. Inc.





Sincerely,



/s/ George L. Duncan       /s/ Richard W. Main          /s/ John P. Clancy, Jr.
--------------------       -------------------          -----------------------
George L. Duncan           Richard W. Main              John P. Clancy, Jr.
Chairman/                  President/Chief Operating/   EVP/Enterprise Bank
Chief Executive Officer    Chief Lending Officer        and President of
of Enterprise Bank and     of Enterprise Bank           Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc.

                    Enterprise Bancorp, Inc. and Subsidiaries

                              STATEMENTS OF INCOME

                                                                      (unaudited)                    (unaudited)
                                                               Three Months Ended June 30,     Six Months Ended June 30,
                                                            -------------------------------  -----------------------------
                                                                 2003            2002            2003            2002
                                                            --------------   --------------  --------------  -------------
INTEREST INCOME
    Interest and fees on loans                               $  7,031,103    $  6,979,197    $ 13,920,825    $ 13,860,161
    Interest on investment securities                           2,056,734       2,649,398       4,558,330       5,231,299
    Interest on federal funds sold                                 63,595          29,711          87,615          66,406
                                                             ------------    ------------    ------------    ------------
               Total interest income                            9,151,432       9,658,306      18,566,770      19,157,866
                                                             ------------    ------------    ------------    ------------

INTEREST EXPENSE
    Interest on deposits                                        1,718,854       2,446,339       3,571,261       4,952,426
    Interest on repurchase agreements                               3,142           5,706           6,068          10,172
    Interest on Federal Home Loan Bank borrowings                  23,036          16,219          45,635          23,203
                                                             ------------    ------------    ------------    ------------
               Total interest expense                           1,745,032       2,468,264       3,622,964       4,985,801
                                                             ------------    ------------    ------------    ------------

NET INTEREST INCOME                                             7,406,400       7,190,042      14,943,806      14,172,065

    Provision for loan losses                                     300,000         380,000         600,000         770,000
                                                             ------------    ------------    ------------    ------------
       Net interest income after provision for loan losses      7,106,400       6,810,042      14,343,806      13,402,065
                                                             ------------    ------------    ------------    ------------

       Operating expenses                                      (5,402,124)     (5,793,794)    (10,874,918)    (11,521,127)
       Depreciation                                              (633,850)       (649,893)     (1,296,815)     (1,227,538)
       Amortization of intangible assets                          (33,192)        (33,192)        (66,384)        (66,384)
       Non-interest income                                      1,680,695       1,299,173       3,261,432       2,656,471
       Net gains on sales of investment securities                239,141         448,979       1,554,895         865,006
                                                             ------------    ------------    ------------    ------------
       Income before provision for income taxes                 2,957,070       2,081,315       6,922,016       4,108,493
       Provision for income taxes                                 259,558         556,647       3,720,430       1,095,396
                                                             ------------    ------------    ------------    ------------

NET INCOME                                                   $  2,697,512    $  1,524,668    $  3,201,586    $  3,013,097
                                                             ============    ============    ============    ============

EARNINGS PER SHARE
Basic earnings per common share                              $       0.76    $       0.44    $       0.90    $       0.87
                                                             ============    ============    ============    ============

Diluted earnings per common share                            $       0.73    $       0.42    $       0.87    $       0.84
                                                             ============    ============    ============    ============

Dividend per common share *                                  $       0.38    $       0.33    $       0.38    $       0.33
                                                             ============    ============    ============    ============

Basic weighted average common shares outstanding **             3,544,125       3,469,705       3,538,836       3,465,988
                                                             ============    ============    ============    ============

Diluted weighted average common shares outstanding              3,678,677       3,590,515       3,669,796       3,584,469
                                                             ============    ============    ============    ============


* Annual dividends are generally declared in the second quarter of each fiscal year.

** Weighted average common shares outstanding have increased due to the exercise of employee stock options and reinvestment of dividends from the dividend reinvestment plan.

                    Enterprise Bancorp, Inc. and Subsidiaries

                                 BALANCE SHEETS



                                                         (unaudited)                            (unaudited)
                                                                            December 31,
                                                        June 30, 2003           2002           June 30, 2002
                                                     ------------------   -----------------  ----------------
ASSETS
    Cash and due from banks                            $    41,070,108    $    45,778,048    $    33,845,025
    Federal funds sold                                      66,065,000               --           24,500,000
    Investment securities                                  178,612,572        239,096,327        202,605,244
    Loans                                                  444,584,295        414,123,485        396,454,606
        Allowance for loan losses                          (10,047,877)        (9,371,057)        (8,900,468)
                                                       ---------------    ---------------    ---------------
        Net loans                                          434,536,418        404,752,428        387,554,138
                                                       ---------------    ---------------    ---------------
    Bank premises and equipment                             13,153,483         13,143,900         13,341,109
    Intangible assets                                        6,596,508          6,662,892          6,729,277
    Other assets                                            11,001,869          9,262,084          9,535,425
                                                       ---------------    ---------------    ---------------

TOTAL ASSETS                                           $   751,035,958    $   718,695,679    $   678,110,218
                                                       ===============    ===============    ===============

LIABILITIES, TRUST PREFERRED SECURITIES
   AND STOCKHOLDERS' EQUITY
    Deposits                                           $   679,098,274    $   638,031,838    $   613,224,242
    Repurchase agreements                                      952,965            762,737          2,982,578
    Federal Home Loan Bank borrowings                        5,470,000         16,470,000            470,000
    Other liabilities                                        3,376,280          2,850,774          4,703,757
                                                       ---------------    ---------------    ---------------
    Total liabilities                                      688,897,519        658,115,349        621,380,577
                                                       ---------------    ---------------    ---------------

    Trust preferred securities                              10,500,000         10,500,000         10,500,000

    Stockholders' equity                                    48,563,183         45,612,399         42,169,035
    Net unrealized appreciation on
         investment securities, net of taxes                 3,075,256          4,467,931          4,060,606
                                                       ---------------    ---------------    ---------------
    Total stockholders' equity                              51,638,439         50,080,330         46,229,641
                                                       ---------------    ---------------    ---------------

TOTAL LIABILITIES, TRUST PREFERRED
   SECURITIES AND STOCKHOLDERS' EQUITY                 $   751,035,958    $   718,695,679    $   678,110,218
                                                       ===============    ===============    ===============


    Investment assets under management                 $   352,815,990    $   314,095,210    $   328,872,586
                                                       ===============    ===============    ===============

    Mortgage loans serviced for others                 $    16,556,486    $    16,860,951    $    20,063,574
                                                       ===============    ===============    ===============

    Total assets, investment assets under management
      and mortgage loans serviced for others           $ 1,120,408,434    $ 1,049,651,840    $ 1,027,046,378
                                                       ===============    ===============    ===============
